UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 30, 2003

RailAmerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20618	65-0328006

(Commission File Number)	(IRS Employer Identification No.)

5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487

(Address of Principal Executive Offices) (Zip Code)

(561) 994-6015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-23.1 Consent of PricewaterhouseCoopers, LLP
EX-99.1 Amended Items 6, 7 & 8

Item 5. Other Events

As previously disclosed in our Form 10-Q for the period ended September 30, 2003, we are currently in various stages of discussions with several parties to sell our Australian railroad, Freight Australia. We have engaged investment advisors and expect a sale within the next year. Under generally accepted accounting principles, we are required to reclassify previously reported prior period financial statements to reflect the discontinued operations on a basis comparable to current presentation. The Securities and Exchange Commission’s regulations require our financial statements that were included in our 2002 Annual Report on Form 10-K to be updated for discontinued operations. In connection with the filing of a Universal Shelf Registration on Form S-3, we are providing certain financial information that has been revised in advance of filing our 2003 Annual Report on Form 10-K. The historical financial information included herein has been revised and updated from its original presentation to incorporate the following:

•	the reclassification of the results of operations for Freight Australia, our Australian railroad, which is held for sale as of September 30, 2003;

•	the adoption of Statement of Financial Accounting Standards No. 145 effective January 1, 2003 which requires the reclassification to other expense, write-offs of deferred debt issuance costs and other costs incurred in connection with early extinguishments of debt that were previously reported and properly classified as extraordinary losses; and

•	the addition of Notes 20 and 21 to the Notes to the Consolidated Financial Statements reflecting the adoption of the new accounting pronouncements and events occurring subsequent to the filing of our 2002 Annual Report on Form 10-K.

No other changes or modifications have been made to these financial statements.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

99.1	Amended Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data from the 2002 Annual Report on Form 10-K amended for the effects of the matters discussed above.

Exhibits to Exhibit 99.1

23.1 Consent of PricewaterhouseCoopers, LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.

Date: January 21, 2004	By:	/s/ Michael J. Howe

Name: Michael J. Howe
Title: Senior Vice President
and Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Amended Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data from the 2002 Annual Report on Form 10-K amended for the effects of the matters discussed above.

Exhibits to Exhibit 99.1

23.1 Consent of PricewaterhouseCoopers, LLP.